Exhibit 10.16

SECOND AMENDMENT TO AMENDED AND RESTATED COMMITMENT LETTER

THIS SECOND AMENDMENT TO AMENDED AND RESTATED COMMITMENT LETTER is made as of this 31st day of October, 2012.

BETWEEN:

VITRAN EXPRESS CANADA INC. (“Express”)

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VITRAN ENVIRONMENTAL SYSTEMS INC. (“VES” together with Express, the “Borrowers”)

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VITRAN CORPORATION INC. (“Vitran”)

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EXPEDITEUR T.W. LTEE (“ETW” together with Vitran, the “Covenantors”)

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CMLS FINANCIAL LTD. (the “Lender”)

WHEREAS Express, the Covenantors and the Lender entered into an amended and restated commitment letter dated as of November 30, 2011 (the “Original Commitment Letter”) pursuant to which the Lender agreed to provide a $39,225,000 loan (the “Initial Loan”) to Express secured by, among others, charges/mortgages over the following real properties owned by Express and municipally known as: (a) 1201 Creditstone Road, Vaughan, Ontario and 2700 Langstaff Road, Vaughan, Ontario (collectively, the “ON Property”), (b) 10077 Grace Road, Surrey, British Columbia (the “BC Property”), and (c) 18204-111 Avenue NW, Edmonton, Alberta (the “AB Property”);

AND WHEREAS with the consent of the Lender, Express transferred all of its rights, title and interests in the AB property to VES pursuant to a general conveyance and assumption agreement dated as of August 30, 2012 at 10:30 a.m. between Express and VES (the “Conveyance and Assumption Agreement”);

AND WHEREAS the Lender, the Borrowers and the Covenantors entered into an assumption and amendment agreement dated as of August 30, 2012 (governed by Ontario law) and an assumption and amendment agreement dated as of August 30, 2012 (governed by Alberta law) (collectively, the “First Amendment to Commitment Letter”); and pursuant to the First Amendment to Commitment Letter and the Conveyance and Assumption Agreement, VES agreed to, among other things, become a borrower under the Original Commitment Letter, assume all of the obligations of Express under the Original Commitment Letter in respect of the AB Property and the charge/mortgage in favour of the Lender in respect of the AB Property;

AND WHEREAS VES owns the real property municipally known as 2608 Vitran Drive, MacDonald, Manitoba (the “MB Property”) and it wishes to obtain a loan in the principal amount of up to $5,500,000 (the “New Loan” together with the Initial Loan, the “Loan”) from the Lender and the New Loan shall be secured by a charge/mortgage over the MB Property;

AND WHEREAS the Original Commitment Letter, as amended by the First Amendment to Commitment Letter is referred as, the “Commitment Letter”;

AND WHEREAS the Borrowers, the Covenantors and the Lender desire to amend certain provisions of the Commitment Letter in certain respects as provided in this second amendment to amended and restated commitment letter (the “Second Amendment”);

NOW THEREFORE in consideration of the premises and the agreements herein set out and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Defined Terms.

Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Commitment Letter.

In the Commitment Letter, terms defined in the singular have the same meaning when used in the plural, and vice-versa. For greater certainty, all references to “Borrower” in the Commitment Letter shall include both of Express and VES, or either one of them, as the context requires. When used in the context of a general statement followed by a reference to one or more specific items or matters, the term “including” shall mean “including, without limitation”, the term “include” shall mean “include, without limitation” and the term “includes” shall mean “includes, without limitation”.

2.	Amendments to Commitment Letter.

Subject to the conditions as to effectiveness set forth in Section 6 of this Second Amendment, on the Second Amendment Effective Date (as hereinafter defined) the Commitment Letter is hereby amended as follows:

(a)	The “Re” line in the Commitment Letter is hereby amended by adding the following underneath the last property listed:

“2608 Vitran Drive, MacDonald, MB, R3Y 1G5”

(b)	The existing paragraphs in the “Loan Type” section of the Commitment Letter are hereby deleted in their entirety and replaced with the following:

“Conventional loan on the security of a first freehold mortgage (the “Mortgage”) on the land and buildings (individually a “Property” and together the “Properties”) located at:

10077 Grace Road, Surrey, British Columbia V3V-3V6 (the “BC Property”)

18204 – 111 Avenue NW, Edmonton, Alberta T5S-2H4 (the “AB Property”)

1201 Creditstone Road, Vaughan, Ontario L4K-0C2 and 2700 Langstaff Road, Vaughan, ON (the “ON Property” together with the BC Property and the AB Property, the “Initial Properties”)

2608 Vitran Drive, MacDonald, Manitoba R3Y 1G5 (the “MB Property”)”

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(c)	The existing paragraph in the “Borrower(s)” section of the Commitment Letter is hereby deleted in its entirety and replaced with the following:

“Vitran Express Canada Inc. (“Express”) and Vitran Environmental Systems Inc. (“VES”, together with Express, the “Borrower”).

(d)	The existing paragraph in the “Covenantors” section of the Commitment Letter is hereby deleted in its entirety and replaced with the following:

“A guarantee shall be provided by Vitran Corporation Inc. (“Vitran”), each of the Borrowers (as to VES, with respect to Loan Nos. 50149 and 50151, and as to Express, with respect to Loan Nos. 50150 and 50171) and Expediteur T.W. Ltee (“ETW’) (collectively, the “Covenantor(s)”) on a joint and several basis to make payments under the Loan and to perform all other obligations of the Borrowers until the Loan has been satisfactorily repaid in full.”

(e)	The existing paragraph in the “Description of Property” section of the Commitment Letter is hereby deleted in its entirety and replaced with the following:

“A portfolio of four properties containing approximately 238,080 rentable square feet.”

(f)	The existing paragraphs in the “Principal Amount” section of the Commitment Letter are hereby deleted in their entirety and replaced with the following:

“The principal amount of the Initial Loan under this Commitment Letter is $39,225,000 (the “Initial Properties Principal Amount”), the principal amount of the New Loan under this Commitment Letter is $5,500,000 (the “MB Property Principal Amount”, together with the Initial Properties Principal Amount, the “Principal Amount”) and the amount allocated to each Property below (the “Allocated Amount”) is only for prepayment and partial release purposes under the “Prepayment” and “Partial Release” sections below and shall not affect the amount to be secured under any security agreement in favour of the Lender or the obligation of the Borrower to pay the Principal Amount to the Lender in full. If a prepayment is made in accordance with the terms of the “Prepayment” and/or the “Insurance” sections, then each Allocated Amount is subject to reduction as provided therein.

CMLS Loan 50149	10077 Grace Road, Surrey, BC	$13,325,000

CMLS Loan 50150	18204 – 111 Avenue NW, Edmonton, AB	$ 4,875,000

CMLS Loan 50151	1201 Creditstone Road, Vaughan, ON and 2700 Langstaff Road, Vaughan, ON	$21,025,000

CMLS Loan 50171	2608 Vitran Drive, MacDonald, MB	$ 5,500,000

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(g)	The existing first paragraph in the “Interest Rate” section of the Commitment Letter is hereby deleted in its entirety and replaced with the following:

“For Loan Nos. 50149, 50150, and 50151, the interest rate for such loans will be 300 basis points and for Loan No. 50171, the interest rate for such loan will be 275 basis points, in each case over the bid side yield to maturity expressed as a percentage per annum, compounded semi-annually, not in advance, of a publicly traded non-callable Government of Canada bond selected by the Lender and maturing on a date close to the Maturity Date of the loan as determined by the Lender as at the first Business Day on which the Lender receives the Borrower’s written request to set the interest rate (the “Interest Rate”). The Interest Rate must be set within 15 days of the anticipated funding date as set out in the written notice from the Borrower (the “Funding Notice”), and no later than 5 days prior to such funding date. The Funding Notice must be received by the Lender no later than 1:00 PM EST for rate setting that day. Notwithstanding the above, the Interest Rate for Loan Nos. 50149, 50150, and 50151 shall not be less than 4.75% and the Interest Rate for Loan No. 50171 shall not be less than 4.25%.”

(h)	The existing paragraphs in the “Commitment Expiry” section of the Commitment Letter are hereby deleted in their entirety and replaced with the following:

“The commitment expiry date shall be December 15, 2011 for Loan Nos. 50149, 50150, and 50151 (the “Initial Loan Commitment Expiry Date”), and November 30, 2012 for Loan No. 50171 (the “New Initial Loan Commitment Expiry Date” together with the Initial Loan Commitment Expiry Date, the “Commitment Expiry Date”).

Please also refer to clause entitled “Commitment Expiry” contained in the Standard Terms and Conditions.”

(i)	The existing paragraph in the “Interest Adjustment Date” section of the Commitment Letter is hereby deleted in its entirety and replaced with the following:

“The first (1st) day of the month next following the date of the advance of funds; being: (a) December 1, 2011 for Loan Nos. 50149, 50150, and 50151 for the Initial Properties (the “Initial Loan Interest Adjustment Date”), and (b) November 1, 2012 for Loan No. 50171 (the “New Loan Interest Adjustment Date” together with Initial Loan Interest Adjustment Date, the “Interest Adjustment Date”).”

(j)	The existing paragraph in the “Maturity Date” section of the Commitment Letter is hereby deleted in its entirety and replaced with the following:

“December 1, 2018 (the “Maturity Date”).”

(k)	The existing paragraph in the “Operating Statements” section of the Commitment Letter is hereby deleted in its entirety and replaced with the following:

“Receipt and satisfactory review by the Lender of operating statements on each of the Initial Properties for the past three years and no operating statement is required for the MB Property.”

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(l)	The existing paragraph in the “Appraisal” section of the Commitment Letter is hereby deleted in its entirety and replaced with the following:

“For the Initial Properties, receipt and satisfactory review by the Lender of appraisal reports on each of the Initial Properties from Cushman & Wakefield Ltd., acceptable to the Lender, establishing a minimum total market value for mortgage purposes of $60,350,000. The appraisals shall be accompanied by reliance letters authorizing the Lender to use and rely upon the appraisals for financing purposes. All costs associated with the Cushman & Wakefield Ltd. appraisals will be to the account of the Borrower. The Lender confirms that the appraisals relating to the Initial Properties dated October 31, 2011 prepared by Cushman & Wakefield Ltd. are acceptable for the purposes of satisfying the condition in this paragraph.

For the MB Property, receipt and satisfactory review by the Lender of appraisal report on the MB Property from Colliers International, acceptable to the Lender, establishing a minimum total market value for mortgage purposes of $8,500,000. The appraisal shall be accompanied by reliance letters authorizing the Lender to use and rely upon the appraisals for financing purposes. All costs associated with the Colliers International appraisals will be to the account of the Borrower. The Lender confirms that the Prospective Narrative Appraisal dated September 6, 2012 prepared by Colliers International is acceptable for the purposes of satisfying the condition in this paragraph.”

(m)	The existing first paragraph in the “Environmental Report (“ESA”)” section of the Commitment Letter is hereby deleted in its entirety and replaced with the following:

“Receipt and acceptance by the Lender of Phase I environmental reports or audits on each of the Properties prepared by an environmental consultant satisfactory to the Lender (the “Consultant”). The report(s) must be dated within 1 year of the date of this Commitment Letter. If further investigative work is recommended, then the Borrower and the Lender will confer with the Consultant to determine the reasonable scope for the further work and, if practicable, provide the Consultant with express instructions to conduct such investigations as are required to permit the Consultant to issue the subsequent investigative report. Notwithstanding the foregoing, all ESA reports must conform to the Canadian Standards Association (Z768 for ESA Phase 1 reports and Z769 for ESA Phase 2 reports). The reports must be directed to or accompanied by a Transmittal Letter authorizing the Lender to use and rely upon the reports for financing purposes. All costs will be to the account of the Borrower. For the Initial Properties, the Lender confirms that the ESA Phase 1 Reports relating to the Initial Properties dated September 15, 2011 prepared by Pinchin Environmental are acceptable for the purposes of satisfying the condition in this section relating to the Initial Properties. For the MB Property, the Lender confirms that the Phase I Environmental Site Assessment Update, 2608 Vitran Drive, in the R.M. of MacDonald, Manitoba dated August 20, 2012 prepared by AMEC Earth & Environmental, a division of AMEC Americas Limited (“AMEC”) in respect of the MB Property relating to the MB Property is acceptable for the purposes of satisfying the condition in this section relating to the MB Property.”

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(n)	The existing paragraph in the “Engineering Report/Building Condition Report” section of the Commitment Letter is hereby deleted in its entirety and replaced with the following:

“For the Initial Properties, receipt and satisfactory review by the Lender of an engineering report from an independent engineering firm acceptable to the Lender, confirming on each of the Initial Properties the structural integrity of the building, the roof system therein and of all operating systems. The engineering report must also verify that each of the Initial Properties complies with the appropriate provincial and municipal regulations. The report must be directed to or accompanied by a Transmittal Letter authorizing the Lender to use and rely upon the reports for financing purposes. All costs will be to the account of the Borrower. The Lender confirms that the Building Assessment Reports relating to the Initial Properties dated September 15, 2011 prepared by Pinchin Environmental are acceptable for the purposes of satisfying the condition in this section. For the MB Property, no engineering report is required.”

(o)	The existing paragraph in the “Corporate Structure” section of the Commitment Letter is hereby deleted in its entirety and replaced with the following:

“The Lender’s counsel shall confirm to the Lender that Express is the registered owner of the ON Property and the BC Property and VES is the registered owners of the AB Property and the MB Property and the ownership structure is as represented by the Borrowers to the Lender.”

(p)	The existing paragraphs in the “Counsel” section of the Commitment Letter are hereby deleted in their entirety and replaced with the following:

“The solicitor acting for the Lender in this transaction will be:

Fraser Milner Casgrain LLP – Attention: Charles Rich

Suite 400, 77 Kings Street West, The Toronto Dominion Centre

Toronto, Ontario M5K 0A1

and

Thompson Dorfman Sweatman LLP – Attention: Richard Adams

Suite 2200-201 Portage Avenue

Winnipeg, Manitoba R3B 3L3

The solicitor acting for the Borrowers in this transaction will be:

McMillan LLP – Attention: Eric B. Friedman

Suite 4400, 181 Bay Street, Brookfield Place, Bay Wellington Tower

Toronto, Ontario M5J 2T3

and

Monk Goodwin LLP – Attention: Ernest M. Shewchuk

800 – 444 St. Mary Avenue

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Winnipeg, Manitoba R3C 3T1”

(q)	The existing subhead and paragraph in the “Survey (BC and Ontario Property)” section of the Commitment Letter is hereby deleted in its entirety and replaced with the following:

“SURVEY (BC PROPERTY, ON PROPERTY AND MB PROPERTY)

Current surveys, reasonably acceptable to the Lender and its counsel, prepared by duly licensed surveyors shall be furnished to the Lender. These surveys shall show the dimensions of each of the BC Property, ON Property and MB Property, as well as the dimensions and location of all improvements, parking areas and easements (if any). If the survey certificates state they were prepared for the exclusive use of the Borrowers or any other parties, letters of transmittal will be provided to the Lender by the land surveyors, confirming that the Lender may rely on the survey certificates for financing purposes. Title Insurance is acceptable in lieu of surveys.”

(r)	The existing paragraph in the “Fees” section of the Commitment Letter is hereby deleted in its entirety and replaced with the following:

“For the Initial Properties, the Lender acknowledges its receipt of a standby deposit in the amount of $392,250.00 made payable to the Lender from Express (the “Express Standby Deposit”) to be held by the Lender, without interest, to ensure the performance of the Express’s obligations under the Commitment Letter, the Express Standby Deposit represents liquidated damages which the Lender, without prejudice to and in addition to any other remedy, is entitled to retain if the Loan transaction contemplated by the Commitment Letter is not completed in accordance with its terms for any reasons other than the default of the Lender. If the losses, costs and damages suffered by the Lender exceed the amount of the Express Standby Deposit, the Lender shall be entitled to seek compensation therefore in addition to retaining the Express Standby Deposit. If the Loan transaction contemplated by this Commitment Letter is completed in accordance with its terms, upon the first advance of the Loan, the Lender shall immediately pay to Express an amount equal to the Express Standby Deposit amount without deductions or interest. Express hereby acknowledges its receipt of the refund of $392,250.00 from the Lender on November 30, 2011.

For the MB Property, (a) the Lender acknowledges its receipt of a standby deposit in the amount of $55,000.00 made payable to the Lender from VES (the “VES Standby Deposit”) to be held by the Lender, without interest, to ensure the performance of the VES’ obligations hereunder, the VES Standby Deposit represents liquidated damages which the Lender, without prejudice to and in addition to any other remedy, is entitled to retain if the Loan transaction contemplated by the Commitment Letter (as amended by this Second Amendment) is not completed in accordance with its terms for any reasons other than the default of the Lender. If the losses, costs and damages suffered by the Lender exceed the amount of the VES Standby Deposit, the Lender shall be entitled to seek compensation therefore in addition to retaining the VES Standby Deposit. If the Loan transaction contemplated by this Commitment Letter (as amended by this Second Amendment) is completed in accordance with its terms, upon the

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advance of the New Loan, the Lender shall immediately pay to VES an amount equal to the VES Standby Deposit amount without deductions or interest, and (b) the Lender acknowledges its receipt of a non-refundable processing fee in the amount of $11,000.00 made payable to the Lender from VES.”

(s)	The following paragraphs will be added as new sections 28 and 29 in the Commitment Letter:

“28.	PRIORITY, ACCESS AND WAIVER AGREEMENT

The parties hereto acknowledge that the Loans to be made pursuant to this Commitment Letter shall be subject to the terms and conditions of the priority, access and waiver agreement made as of November 30, 2011 by among, inter alios, JPMorgan Chase Bank, N.A. and the Lender, as amended by the first amendment to priority, access and waiver agreement dated as of August 20, 2011, as amended by the second amendment to priority, access and waiver agreement dated as of October 31, 2012 and as it may be further amended, restated, supplemented or otherwise modified from time to time.

29.	ARCHITECT’S CERTIFICATE OF COMPLETION

For the MB Property, receipt and satisfactory review by the Lender of an architect’s certificate addressed to the Lender confirming the building and development of the project has been completed as per the approved plans and specifications, along with a specific acknowledgement addressed to the Lender from the project architect that the MB Property was built in accordance with recommendation of AMEC in accordance with the geo-technical report dated March 1, 2011 prepared by AMEC.”

(t)	The existing paragraph in the “Commitment Expiry” section of the Commitment Letter is hereby deleted in its entirety and replaced with the following:

“Time is of the essence.

The Initial Loan must be advanced by the Initial Loan Commitment Expiry Date, as the same may be extended in accordance with the terms of this Commitment Letter. If the Initial Loan is not advanced by the Initial Loan Commitment Expiry Date due to a failure on the part of Express to meet a condition precedent to disbursement of funds as set out in this Commitment Letter (unless such failure results from the Lender or its counsel not acting in a timely and reasonable manner), the Lender at its option may cancel the commitment for the Initial Loan and retain the Express Standby Deposit. If the Lender extends the Initial Loan Commitment Expiry Date, Express will pay, at the option of the Lender, a late disbursement fee. The late disbursement fee will be based on the amount of the Initial Loan and the difference between the interest rate on the Initial Loan and the interest rate available to the Lender on short-term investments, for a duration equal to the time beyond the Initial Loan Commitment Expiry Date and the actual funding date. The parties acknowledge that the Initial Loan was advanced prior to the Initial Loan Commitment Expiry Date.

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The New Loan must be advanced by the New Loan Commitment Expiry Date, as the same may be extended in accordance with the terms of this Commitment Letter. If the New Loan is not advanced by the New Loan Commitment Expiry Date due to a failure on the part of VES to meet a condition precedent to disbursement of funds as set out in this Commitment Letter (unless such failure results from the Lender or its counsel not acting in a timely and reasonable manner), the Lender at its option may cancel its commitment for the New Loan and retain the VES Standby Deposit. If the Lender extends the New Loan Commitment Expiry Date, VES will pay, at the option of the Lender, a late disbursement fee. The late disbursement fee will be based on the amount of the New Loan and the difference between the interest rate on the New Loan and the interest rate available to the Lender on short-term investments, for a duration equal to the time beyond the New Loan Commitment Expiry Date and the actual funding date.”

(u)	The existing paragraphs in the “Repayment” section of the Commitment Letter are hereby deleted in their entirety and replaced with the following:

“1. The Borrowers shall pay the Principal Amount together with interest thereon in consecutive monthly instalments of principal and interest to be determined at the Interest Rate and in accordance with the amortization criteria set out in the “Amortization” section as follows:

For the Initial Properties:

(a)	on the Initial Loan Interest Adjustment Date (being December 1, 2011), a payment of $5,104.63 being the interest due on the Initial Properties Principal Amount advanced computed at the Interest Rate from the date of advance up to but excluding the Initial Loan Interest Adjustment Date; and

(b)	from and including the Initial Loan Interest Adjustment Date, monthly payments of $222,584.46 representing a portion of the Initial Properties Principal Amount and the total interest accrued and outstanding at the Interest Rate computed from and including the Initial Loan Interest Adjustment Date based on a twenty-five (25) year amortization period shall become due and be paid in consecutive monthly instalments on the first day of each month, the first payment of which shall be made on January 1, 2012 and the last payment of which shall be made on the first day of the month immediately preceding the Maturity Date; and

(c)	the outstanding Initial Properties Principal Amount shall be due in full on the Maturity Date or on such earlier date as the Initial Properties Principal Amount may be declared to be due and payable by the Lender together with interest accrued and unpaid thereon.

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For the MB Property:

(d)	on the New Loan Interest Adjustment Date (being November 1, 2012), a payment of $656.94 being the interest due on the MB Property Principal Amount advanced computed at the Interest Rate from the date of advance up to but excluding the New Loan Interest Adjustment Date; and

(e)	from and including the New Loan Interest Adjustment Date, monthly payments of $29,832.49 representing a portion of the MB Property Principal Amount and the total interest accrued and outstanding at the Interest Rate computed from and including the New Loan Interest Adjustment Date based on a twenty-five (25) year amortization period shall become due and be paid in consecutive monthly instalments on the first day of each month, the first payment of which shall be made on December 1, 2012 and the last payment of which shall be made on the first day of the month immediately preceding the Maturity Date; and

(f)	the outstanding MB Property Principal Amount shall be due in full on the Maturity Date or on such earlier date as the MB Property Principal Amount may be declared to be due and payable by the Lender together with interest accrued and unpaid thereon.

2. All monthly mortgage payments are to be made by way of automatic debit in accordance with the terms of the Pre-Authorized Debit forms executed by the Borrowers.

3. All instalments received by the Lender shall be applied firstly against interest outstanding and secondly against the applicable Principal Amount.

4. All payments to be made by the Borrowers pursuant to this Commitment Letter are to be “net” to the Lender and are to be made without set-off, compensation or counterclaim, free and clear of and without deduction for or on account of any tax except for taxes on the overall net income of the Lender; if any tax not presently in existence is deducted or withheld from any payments made pursuant to this Commitment Letter, the Borrowers shall promptly remit to the Lender the equivalent of the amount of tax so deducted or withheld together with the relevant receipt addressed, if possible to the Lender provided that all such tax subsequently refunded to the Lender will be remitted, as quickly as possible, by it to the Borrowers; provided that in the event either of the Borrowers is prevented by operation of law or otherwise from paying, causing to be paid or remitting such tax, the interest payable under this Commitment Letter will be increased, if permitted by law, to such rates as are necessary to yield and remit to the Lender the Principal Amount together with interest at the rate specified in this Commitment Letter after provision for payment of such tax.”

(v)	The existing paragraph 2 in the “Prepayment Privileges” section of the Commitment Letter is hereby deleted in its entirety and replaced with the following:

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“Any such prepayment amount received by the Lender shall be applied firstly against Yield Maintenance, secondly against the interest outstanding and thirdly against the Principal Amount. The portion of prepayment amount to be applied against the Principal Amount may be recorded as a repayment of any Allocated Amount and in any proportion as the applicable Borrower may elect in writing; provided that no prepayment amount may be applied against the Allocated Amount of the ON Property until the Allocated Amounts for the BC Property, the AB Property and the MB Property are $0.00.”

(w)	The existing paragraph 6(a) in the “Insurance” section of the Commitment Letter is hereby deleted in its entirety and replaced with the following:

“if insurance proceeds in respect of any one occurrence or multiple occurrences with an aggregate cumulative amount in any consecutive twelve (12) month period is equal to or is less than: $3,331,250 for the BC Property, $1,218,750 for the AB Property, $5,256,250 for the ON Property or $1,375,000 for the MB Property (collectively, the “Insurance Limits” and each an “Insurance Limit”) and less than 50% of the usable space for the applicable Property is destroyed or damaged, then the insurance proceeds shall be paid to the applicable Borrower and shall be applied by the applicable Borrower towards the restoration, repairing or rebuilding the applicable Property and the applicable Borrower shall forthwith give notice thereof to the Lender which notice shall set forth its estimate of the date by which the restoration, reconstruction or replacement can be effected and completed; the applicable Borrower shall also provide such other evidence as the Lender may reasonably require with respect to such restoration, reconstruction or replacement;”

(x)	The existing paragraph in the “Disbursement” section of the Commitment Letter is hereby deleted in its entirety and replaced by the following:

“Prior to the disbursement of the Initial Loan, the Mortgage shall be registered against the Initial Properties, the Initial Properties shall be free and clear of all liens, charges and other encumbrances (save and except (i) any existing charge to be paid out and discharged from the Initial Loan advance and (ii) Permitted Encumbrances) and all other terms and conditions of this Commitment Letter shall have been satisfied.

Prior to the disbursement of the New Loan, the Mortgage shall be registered against the MB Property, the MB Property shall be free and clear of all liens, charges and other encumbrances (save and except (i) any existing charge to be paid out and discharged from the New Loan advance and (ii) Permitted Encumbrances) and all other terms and conditions of this Commitment Letter shall have been satisfied.”

5.	Representations and Warranties.

Each of the Borrowers and Covenantors hereby represents and warrants to and for the benefit of the Lender that as of the date hereof (which representations and warranties shall survive the execution and delivery of this Second Amendment):

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(a)	it has the corporate power and capacity to execute, deliver and perform the terms and provisions of this Second Amendment and the Commitment Letter (as amended by this Second Amendment);

(b)	this Second Amendment and each new, amended or amended and restated Loan Document delivered to Lender to which it is a party has been duly executed and delivered by it, do not require the consent or approval of any Person and constitute a legal, valid and binding obligations enforceable against it in accordance with their terms; do not nor does the performance or observance by it of any of the matters and things herein provided for, contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon it or any provision of its constating documents or any covenant, indenture or agreement of or affecting it or any or its assets, or result in the creation or imposition of any lien on any such assets;

(c)	each of this Second Amendment, and the Commitment Letter, as amended by this Second Amendment, and each of the other Loan Documents delivered by it constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms subject to applicable bankruptcy, reorganization, winding-up, insolvency, moratorium or other laws of general application affecting creditors’ rights generally and general principles of equity; and

(d)	all of the representations and warranties made by it in the Commitment Letter and the other Loan Documents to which it is a party are and continue to be true, complete and correct in all respects and no Event of Default under the Commitment Letter has occurred or is continuing.

6.	Amendment to Charge and Security Agreements.

Express hereby agrees that all references to “Hazardous Material” shall be replaced with “Hazardous Substances” throughout: (a) the charge and security agreement dated November 30, 2011 (governed by Ontario law), and (b) the charge and security agreement dated November 30, 2011 (governed by British law) each granted by it in favour of the Lender.

VES hereby agrees that all references to “Hazardous Material” shall be replaced with “Hazardous Substances” throughout the charge and security agreement dated November 30, 2011 (governed by Alberta law) granted by Express in favour of the Lender (and assumed by VES pursuant to the First Amendment to Commitment Letter and the Conveyance and Assumption Agreement).

7.	Second Amendment Effective Date.

Notwithstanding any term or provision of this Second Amendment to the contrary, Sections 2 and 3 hereof shall not become effective until the Lender shall have determined that each of the conditions precedent in the section entitled “Security Funding/Conditions Precedent” of the Commitment Letter (as amended by this Second Amendment) shall have been satisfied (the date on which such conditions precedent are satisfied, as confirmed in writing by the Lender to the Borrowers, is hereinafter referred to as the “Second Amendment Effective Date”).

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8.	References To Commitment Letter; One Agreement; Conflict.

The term “Commitment Letter”, “hereof”, “herein” and similar terms as used in the Commitment Letter, and references in the Commitment Letter and the other Loan Documents to the Commitment Letter and the other Loan Documents, shall mean and refer respectively to, from and after the Second Amendment Effective Date, the Commitment Letter and other Loan Documents as modified or supplemented by this Second Amendment. This Second Amendment and the Commitment Letter shall be read together and constitute one agreement with the same effect as if the amendments made by this Second Amendment had been contained in the Commitment Letter as of the Second Amendment Effective Date. If there is a conflict or inconsistency between any provision of this Second Amendment and any provision of the Commitment Letter, the relevant provision of this Second Amendment shall prevail to the extent of such conflict or inconsistency.

The Commitment Letter as amended by this Second Amendment and the Loan Documents constitute the entire agreement and understanding among the parties hereto relating to the subject-matter hereof. The Commitment Letter as amended by this Second Amendment supercedes and replaces in its entirety the commitment letter issued by the Lender in favour of Vitran dated as of August 15, 2012 (the “August Commitment Letter”) and accordingly, upon execution and delivery of this Second Amendment by each of the parties hereto, the August Commitment Letter shall cease to be of any force or effect.

9.	Confirmation of Security, Guarantee and Effectiveness of Commitment Letter

(a)	Each of the Covenantors hereby acknowledges, consents and agrees to the amendments to the Commitment Letter contained herein. The obligations of each of the Covenantors owing to Lender under any guarantees given by it to the Lender shall not be diminished, released, extinguished or otherwise negatively affected in any way by the amendments contained herein. Each of the Covenantors hereby acknowledges and agrees that its guarantee constitutes a legal, valid and binding and continuing obligation, enforceable against each of the Covenantors in accordance with its terms, and confirms for greater certainty that all new obligations incurred by each of the Borrowers pursuant to the Commitment Letter as amended by this Second Amendment are included in obligations guaranteed by each of the Covenantors pursuant to its guarantee, subject to any limits therein.

(b)	Each of the Borrowers and the Covenantors confirms the continued effectiveness of the security documents or agreements delivered by it to the Lender (as described in the “Security” section of the Commitment Letter), as security for, inter alia, indebtedness, liabilities and obligations under or in respect of the Commitment Letter as amended hereby or under its guarantee thereof, as applicable.

(c)	Except as expressly set forth herein, nothing herein shall be deemed to be a waiver of any covenant or agreement contained in, or any Event or Default under, the Commitment Letter, and each of the parties hereto agrees that, as modified or supplemented by this Second Amendment, all of the covenants and agreements and other provisions contained in the Commitment Letter and the other Loan Documents are hereby ratified and confirmed in all respects and shall continue to be in full force and effect from and after the Second Amendment Effective Date.

13.

10.	No Novation.

This Second Amendment will not discharge or constitute novation of any debt, obligation, covenant or agreement contained in the Commitment Letter or any of the other Loan Documents but same shall remain in full force and effect save to the extent same are amended by the provisions of this Second Amendment.

11.	Lender’s Expenses.

The Borrower agrees to pay and directs the Lender to deduct from the New Loan to be advanced such an amount sufficient to fully pay for the Lender’s reasonable expenses (including legal expenses and disbursements) arising in connection with this Second Amendment.

12.	Further Assurances.

Each of the parties hereto agrees to execute and deliver or cause to be executed and delivered all such instruments and to take all such action as the other party may reasonably request, in order to effectuate the intent and purposes of and to carry out the terms of this Second Amendment.

13.	Governing Law.

This Second Amendment shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

14.	Counterparts.

This Second Amendment may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same agreement. Counterparts may be executed in original, facsimile or electronic mail (portable document format) form and the parties may adopt any signatures received by facsimile or electronic mail as original signatures of the parties.

15.	Captions And Headings.

The captions and headings preceding the text of the sections of this Second Amendment are inserted for convenience only and shall not constitute a part of this Second Amendment, nor shall they in any way affect its meaning, construction or effect.

16.	Time Of The Essence.

Time shall be of the essence in this Second Amendment in all respects.

[signature pages follow]

14.

IN WITNESS WHEREOF the parties have executed this Second Amendment as of the date first set out above.

VITRAN EXPRESS CANADA INC.		VITRAN CORPORATION INC.

Per:	/s/ RICHARD E. GAETZ	Per:	/s/ RICHARD E. GAETZ
Name:	Richard E. Gaetz	Name:	Richard E. Gaetz
Title:	Chief Executive Officer	Title:	Chief Executive Officer and President

Per:		Per:
Name:		Name:
Title:		Title:

VITRAN ENVIRONMENTAL SYSTEMS INC.		EXPEDITEUR T.W. LTEE

Per:	/s/ RICHARD E. GAETZ	Per:	/s/ RICHARD E. GAETZ
Name:	Richard E. Gaetz	Name:	Richard E. Gaetz
Title:	President	Title:	Chief Executive Officer

Per:		Per:
Name:		Name:
Title:		Title:

Signature Page - Second Amendment

CMLS FINANCIAL LTD.

Per:	/s/ BEVERLY WHITE
Name:	Beverly White
Title:	Vice President

Per:
Name:
Title:

Signature Page - Second Amendment